As filed with the Securities and Exchange Commission on August 17, 1994
                                      Registration No. 33-_____

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                          ------------------------------
                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                               THE SECURITIES ACT OF
                                       1933
                         --------------------------------

                          FEDERAL REALTY INVESTMENT TRUST
               ----------------------------------------------------
              (Exact name of registrant as specified in its charter)

   District of Columbia                    52-0782497
   -------------------------------         -------------------
   (State or other jurisdiction of         (I.R.S. Employer
   incorporation or organization)          Identification No.)

                           4800 Hampden Lane, Suite 500,
                             Bethesda, Maryland 20814
                ---------------------------------------------------
                (Address of principal executive offices) (Zip code)

                  AMENDED AND RESTATED 1983 STOCK OPTION PLAN OF
                          FEDERAL REALTY INVESTMENT TRUST
                      1985 NON-QUALIFIED STOCK OPTION PLAN OF
                           FEDERAL REALTY INVESTMENT TRUST

                               (Full title of plan)

   DC-142843.2

               -----------------------------------------------------
             Steven J. Guttman, President and Chief Executive Officer
                           4800 Hampden Lane, Suite 500
                              Bethesda, Maryland 2081
              -------------------------------------------------------
                (Name and address of agent for service) (Zip code)

                                  (301) 652-3360
                     ----------------------------------------
                      (Telephone number of agent for service)

                                     Copy to:
                                Cary J. Meer, Esq.
                              Kirkpatrick & Lockhart
                                1800 M Street, N.W.
                            Washington, D.C. 20036-5891




                          CALCULATION OF REGISTRATION FEE
                          -------------------------------

                                  Proposed      Proposed
                                  maximum       maximum      Amount of
                       Amount     offering      aggregate    regis-
   Title of securities to be      price         offering     tration
   to be registered    registered per share(1)  price(1)     fee (1)
   ---------------     ---------  ------------  ---------    ----------

   Common shares of
   beneficial interest  406,643   $ 23.9375    $9,734,016.81 $3,356.56

   ------------------------

   (1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's common shares of beneficial interest on The New York Stock Exchange, Inc. on August 15, 1994.

                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Federal Realty Investment Trust (the "Trust") are incorporated by reference into this Registration Statement:

             (a) The Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and the audited financial statements and schedules for the Trust included therein, filed pursuant to
        Section 13 of the Securities Exchange Act of 1934, as amended ("1934 Act").

             (b) The Trust's Quarterly Report on Form 10-Q for the three months ended March 31, 1994.

             (c) The Trust's Quarterly Report on Form 10-Q for the three months ended June 30, 1994.

             (d) All other reports filed by the Trust pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the quarter covered by the Quarterly Report on Form 10-Q referred to in (c) above.

             (d) The description of the Trust's common shares of beneficial interest ("Shares") contained in the Registration Statement on Form 8-A (Registration No. 1-7533) filed with the Securities and Exchange Commission ("Commission") on December 7, 1984, as amended on December 13, 1984.

        All documents subsequently filed by the Trust with the Commission pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Amended and Restated 1983 Stock Option Plan of Federal Realty Investment Trust ("1983 Plan") or the 1985 Non-qualified Stock Option Plan of Federal Realty Investment Trust ("1985 Plan," and, together with the 1983 Plan, the "Plans") that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("1933 Act").

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

   ITEM 6.   INDEMNIFICATION OF TRUSTEES AND OFFICERS.

        The Trust's Third Amended and Restated Declaration of Trust provides in substance that no Trustee or officer of the Trust is personally liable to the Trust or to any other person with respect to the Trust, except for his or her own bad faith, willful misconduct, gross negligence or reckless disregard of duties, or failure to act in good faith in the reasonable belief that his or her action was in the best interests of the Trust. The Trust indemnifies and holds harmless each Trustee and officer against all claims, liabilities and expenses in connection with the defense or disposition of any lawsuit threatened or brought by reason of his or her office, except as to any matter for which he or she is personally liable as stated above.

   ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        In reliance upon the exemption provided by Section 4(2) of the 1933 Act, certain Shares that are to be reoffered or resold pursuant to this Registration Statement were issued on exercise of stock options ("Options") granted under the 1983 Plan or the 1985 Plan. Under the 1983 Plan, these Options were granted to trustees, key employees and officers of the Trust. Under the 1985 Plan, these Options were granted to certain key employees and officers of one of the Trust's affiliates. However, at the time these 1985 Plan Options were exercised, the persons who exercised them were key employees or officers of the Trust. The Trust believes that each person who exercised Options, as a result of his or her status, had access to sufficient information about the Trust to enable him or her to make an investment decision whether to purchase Shares on exercise of Options.

   ITEM 8.   EXHIBITS.

        The following are filed herewith as part of this Registration
   Statement:


        EXHIBIT NO.                   EXHIBIT
        -----------                   -------

             4.1 Amended and Restated 1983 Stock Option Plan of Federal Realty Investment Trust

             4.2 1985 Non-Qualified Stock Option Plan of Federal Realty Investment Trust, as amended

             4.3 The Trust's Third Amended and Restated Declaration of Trust dated May 24, 1984, filed with the Commission on July 5, 1984 as Exhibit 4 to the Trust's Registration Statement on Form S-2 (No. 2-92057), is incorporated herein by reference thereto

             4.4 Bylaws of the Trust, as amended, filed with the Commission as Exhibit 3(ii) to the Trust's Quarterly

        Exhibit No.                   Exhibit


                       Report on Form 10-Q for the three months ended June 30, 1994, is incorporated herein by reference thereto

             5.1 Opinion of Kirkpatrick & Lockhart as to the legality of the securities being registered

            23.1       Consent of Grant Thornton

            23.2 The consent of Kirkpatrick & Lockhart to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as
                       Exhibit 5.1

              24       Power of Attorney, included on signature page

   ITEM 9.   UNDERTAKINGS.

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration

             Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

             (2) That, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the directors, officers and controlling persons of the registrant pursuant to the Third Amended and Restated Declaration of Trust or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 17th day of August, 1994.

                                 FEDERAL REALTY INVESTMENT TRUST


                                 By:  /s/ Steven J. Guttman
                                      ----------------------------
                                      Steven J. Guttman, President
                                      and Chief Executive Officer

                                 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Guttman or Mary Jane Morrow his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                         Title                 Date
   ---------                         -----                 ----

   /s/ Steven J. Guttman             President, Chief     August 17, 1994
   ---------------------             Executive Officer
   Steven J. Guttman                 and Trustee
                                     (Principal
                                     Executive Officer)


   /s/ Mary Jane Morrow              Senior Vice          August 17, 1994
   ----------------------            President and
   Mary Jane Morrow                  Treasurer (Principal
                                     Financial Officer)


   /s/ Cecily A. Ward                Vice President,      August 17, 1994
   -----------------------           Controller
   Cecily A. Ward                    (Principal
                                     Accounting Officer)


   /s/ Dennis L. Berman              Trustee              August 17, 1994
   -----------------------
   Dennis L. Berman

   /s/ A. Cornet de Ways Ruart       Trustee              August 17, 1994
   ---------------------------
   A. Cornet de Ways Ruart

   /s/ Samuel J. Gorlitz             Trustee              August 17, 1994
   ----------------------------
   Samuel J. Gorlitz

   /s/ Arnold M. Kronstadt           Trustee              August 17, 1994
   ----------------------------
   Arnold M. Kronstadt

   /s/ Morton S. Lerner              Trustee              August 17, 1994
   ----------------------------
   Morton S. Lerner

   /s/ Walter F. Loeb                Trustee              August 17, 1994
   -----------------------------
   Walter F. Loeb

   /s/ Donald H. Misner              Trustee              August 17, 1994
   -----------------------------
   Donald H. Misner

   /s/ George L. Perry               Trustee              August 17, 1994
   -----------------------------
   George L. Perry

                                   EXHIBIT INDEX

                                                          Sequential
   Exhibit No.    Description                             Page No.
   ----------     -----------                             ----------

     4.1          Amended and Restated 1983 Stock Option
                  Plan of Federal Realty Investment Trust

     4.2          1985 Non-Qualified Stock Option Plan
                  of Federal Realty Investment Trust, as
                  amended

     4.3          The Trust's Third Amended and
                  Restated Declaration of Trust
                  dated May 24, 1984, filed with
                  the Commission on July 5, 1984 as
                  Exhibit 4 to the Trust's Registration
                  Statement on Form S-2 (No. 2-92057),
                  is incorporated herein by reference
                  thereto

     4.4          Bylaws of the Trust, as amended, filed
                  with the Commission as Exhibit 3(ii) to
                  the Trust's Quarterly Report on Form 10-Q for the three months ended June 30, 1994, is incorporated herein by reference thereto

     5.1          Opinion of Kirkpatrick & Lockhart
                  as to the legality of the securities
                  being registered

    23.1          Consent of Grant Thornton

    23.2          The consent of Kirkpatrick & Lockhart
                  to the use of their opinion as an
                  exhibit to this Registration Statement
                  is included in their opinion filed
                  herewith as Exhibit 5.1

    24            Power of Attorney                       See page II-5

   -----------------------------------------------------------------

                                    PROSPECTUS

   -----------------------------------------------------------------


                                  406,643 SHARES

   FEDERAL REALTY INVESTMENT TRUST

   Common Shares of Beneficial Interest


        This prospectus covers a total of 406,643 common shares of beneficial interest ("Shares") of Federal Realty Investment Trust (the "Trust"), which may be sold from time to time by or for the account of 40 persons (collectively, the "Selling Shareholders") who acquired or may acquire the Shares pursuant to awards under the Amended and Restated 1983 Stock Option Plan of Federal Realty Investment Trust ("1983 Plan"), and/or the 1985 Non-Qualified Stock Option Plan of Federal Realty Investment Trust ("1985 Plan," and together with the 1983 Plan, the "Plans").

        The Shares may be sold pursuant to this Prospectus from time to time after the date hereof. Sales will be made at prices obtainable at the time of sale. The Selling Shareholders may place sell orders with brokers of their choice, and usual and customary brokerage fees may be paid by the Selling Shareholders in connection with such sales. Whether such sales will be made and the timing and amount of any sale is discretionary with each Selling Shareholder.



   DC-146264.3

        The Shares are listed and traded on The New York Stock Exchange, Inc. ("NYSE").


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is August 17, 1994

                                 TABLE OF CONTENTS

                                                                           Page

        THE TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

        AMENDED AND RESTATED 1983 STOCK OPTION PLAN OF FEDERAL REALTY
        INVESTMENT TRUST . . . . . . . . . . . . . . . . . . . . . . . . .    3

        1985 NON-QUALIFIED STOCK OPTION PLAN OF FEDERAL REALTY INVESTMENT
        TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

        CERTAIN FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . . .    9

        RESTRICTIONS ON RESALE OF THE SHARES . . . . . . . . . . . . . . .   10

        INFORMATION ABOUT THE TRUST  . . . . . . . . . . . . . . . . . . .   11

        SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . .   12

        PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . .   15

        USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . .   15

        EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

        INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . .   15


                               AVAILABLE INFORMATION

        The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Trust with the Commission pursuant to the information requirements of the 1934 Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Public Reference Room, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, Public Reference Room, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed for trading on the NYSE and such reports, proxy statements and other information concerning the Trust may be inspected at the offices of the NYSE at 20 Broad St., New York, New York 10005.

                                     THE TRUST

        The Trust is a self-administered real estate investment trust, organized as a District of Columbia business trust. The Trust is an owner, operator and redeveloper of community and neighborhood shopping centers. It was founded in 1962 and, since January 1989, has been managing, leasing and supervising renovations of most of its properties. The Trust operates in a manner intended to enable it to qualify as a real estate investment trust ("REIT") under Sections 856-860 of the Internal Revenue Code of 1986, as amended ("Code").

        The principal executive offices of the Trust are located at 4800 Hampden Lane, Suite 500, Bethesda, Maryland 20814 and the telephone number at these offices is (301) 652-3360.

        Additional information about the Trust may be obtained in the manner described below under "Information About the Trust."

                  AMENDED AND RESTATED 1983 STOCK OPTION PLAN OF
                          FEDERAL REALTY INVESTMENT TRUST

        The 1983 Plan provides for the grant of stock options to certain trustees ("Trustees"), key employees and officers of the Trust, key employees and officers of the Trust's investment advisors and administrators, and key employees and officers of the Trust's property managers and leasing agents. The 1983 Plan was amended and restated on March 27, 1987 by the Trust's Board of Trustees in order to comply with the Tax Reform Act of 1986. The 1983 Plan, as amended and restated, is described in this Prospectus.

        Options to purchase no more than 400,000 Shares could be granted under the 1983 Plan. The Shares to be issued or delivered under the 1983 Plan are authorized and unissued Shares, or issued Shares that have been reacquired by the Trust and held in its treasury. However, the 1983 Plan provides that no options may be granted under the 1983 Plan after March 28, 1993.

        One purpose of the 1983 Plan was to further the growth, development and financial success of the Trust by providing incentives to Trustees, and certain key employees and officers who have been given responsibility for the management or administration of the Trust's business affairs, by assisting them to become shareholders of the Trust and thus to benefit directly from its growth, development and success. Another purpose was to enable the Trust and certain of its affiliates to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Trust by providing and offering them an opportunity to become Trust shareholders.

   TYPE OF OPTION

        The 1983 Plan provides for the grant of both incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code, and options that do not meet these requirements ("Non-Qualified Options"). See "Certain Federal Income Tax Consequences." Incentive Stock Options may only have been granted to key employees of the Trust who did not own more than 10 percent of the voting power of the Trust. Non-employee Trustees were not able to receive Incentive Stock Options.

   ADMINISTRATION

        The 1983 Plan is administered by a stock option committee composed of at least three Trustees ("1983 Plan Committee"). The members of the 1983 Plan Committee are appointed by the Trust's Board of Trustees.

        As Trustees, members of the 1983 Plan Committee may be removed (i) with or without cause, at any meeting of shareholders called for that purpose, either by (a) the affirmative vote of not less than two-thirds of the outstanding Shares (if such removal is approved or recommended by a vote of not less than two-thirds of the Trustees) or (b) the affirmative vote of not less than 80 percent of the outstanding Shares (if such removal is not approved or recommended by a vote of at least two-thirds of the Trustees) or
   (ii) with cause, by the vote of all of the other Trustees.

        The 1983 Plan Committee has complete discretion to determine the various Trustees, key employees and officers eligible for options under the 1983 Plan, and the terms of each award. The terms and conditions of each award (including the option exercise price, vesting schedule and other terms regarding the number of Shares that may be purchased, and the manner of payment for Shares purchased) are contained in a separate option agreement with each recipient. The 1983 Plan Committee may also accelerate the time at which an option or any portion thereof may be exercised.

   EXERCISE PRICE

        The purchase price of the Shares subject to each option granted under the 1983 Plan was determined by the 1983 Plan Committee, and must have been at least 100 percent of the fair market value on the date that the option was granted. As the Shares are listed on the NYSE, fair market value is determined by reference to the closing sales price.

   PAYMENT OF EXERCISE PRICE

        The exercise price of an option may be paid by the holder in cash.
   With respect to Incentive Stock Options only, the exercise price may also be paid in Shares valued at fair market value, or by a promissory note payable to the Trust containing such terms and conditions as may be prescribed by the 1983 Plan Committee. Generally, the 1983 Plan Committee has permitted exercising holders to pay the exercise price with recourse notes secured by all of the Shares issuable on exercise of the option. The loans have had a term of five years, with interest payable quarterly and principal payable in full at the end of the loan term. The per annum interest rate has been set at the lesser of (i) the Trust's then borrowing rate or (ii) the Trust's then annual dividend rate on the Shares acquired pursuant to the option divided by the purchase price of such Shares. Non-employee Trustees are not eligible to receive loans.

   EXERCISABILITY; TRANSFERABILITY; TERMINATION; EXERCISE FOLLOWING DEATH OR OTHER TERMINATION OF EMPLOYMENT

        Options are not exercisable during the first year following the date of grant. However, the 1983 Plan Committee has the ability to modify any option to provide that it is exercisable during such period. Options are exercisable in whole or in part.

        All options granted under the 1983 Plan are non-transferable. During an option recipient's lifetime, only the option recipient may exercise options granted under the 1983 Plan. Thereafter, the personal representative of the option recipient, or other person authorized by the option recipient's will or by the law of descent and distribution, may exercise the options granted under the 1983 Plan.

        All options under the 1983 Plan expire after ten years from the date of grant. However, Incentive Stock Options issued under the 1983 Plan expire upon the earlier of: (i) in the case of an option recipient who is "disabled" as defined in Section 105(d)(4) of the Code, one year from the option recipient's termination of employment for any reason other than death; (ii) three months after the option recipient's termination of employment for any reason other than death; and (iii) one year after the option recipient's death.

        The 1983 Plan Committee may provide in a recipient's option agreement that the option terminates immediately upon termination of employment.

        The 1983 Plan Committee may also provide in a recipient's option agreement that an option cannot be exercised after the merger or consolidation of the Trust into another corporation, the exchange of all or substantially all of the assets of the Trust for the securities of another corporation, the acquisition by another corporation of 80 percent or more of the Trust's then outstanding Shares or the liquidation or dissolution of the Trust. If the agreement so provides, then the 1983 Plan Committee may also provide that the stock option shall be exercisable for some period of time prior to such event.

   AMENDMENT OF THE 1983 PLAN

        The 1983 Plan can be amended, in whole or in part, or otherwise modified, suspended or terminated by the Trust's Board of Trustees.
   However, without the approval of the Trust's shareholders given within 12 months before or after the action by the Trust's Board of Trustees or the 1983 Plan Committee, no action of the Trust's Board of Trustees or the 1983 Plan Committee may (i) increase the number of Shares that may be issuable on exercise of options, (ii) reduce the minimum exercise price requirement for options, or (iii) extend the termination date of the 1983 Plan.

   ANTIDILUTION PROVISIONS

        The number of Shares authorized to be issued under the 1983 Plan and subject to outstanding options (and the purchase or exercise price thereof) shall be adjusted by the 1983 Plan Committee to prevent dilution or enlargement of rights in the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of Shares.

   OTHER

        The 1983 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified within the meaning of Section 401(a) of the Code.

                      1985 NON-QUALIFIED STOCK OPTION PLAN OF
                          FEDERAL REALTY INVESTMENT TRUST

        The 1985 Plan provides for the grant of stock options to certain key employees and officers of the Trust's investment advisors and administrators, and certain key employees and officers of property managers and leasing agents for the Trust.

        Options to purchase no more than 100,000 Shares could be granted under the 1985 Plan. The Shares to be issued or delivered under the 1985 Plan are authorized and unissued Shares, or issued Shares that have been reacquired by the Trust and held in its treasury. However, the 1985 Plan provided that no options may be granted under the 1985 Plan after March 28, 1993. The 1985 Plan was terminated by the Trust's Board of Trustees on March 23, 1989.

        The purpose of the 1985 Plan was to further the growth, development and financial success of the Trust by enabling certain of the Trust's affiliates to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Trust by providing and offering such employees an opportunity to become Trust shareholders.

   TYPE OF OPTION

        The 1985 Plan only provides for the grant of Non-Qualified Options. See "Certain Federal Income Tax Consequences."

   ADMINISTRATION

        The 1985 Plan is administered by a stock option committee composed of at least three Trustees ("1985 Plan Committee"). The members of the 1985 Plan Committee are appointed by the Trust's Board of Trustees.

        As Trustees, members of the 1985 Plan Committee may be removed (i) with or without cause, at any meeting of shareholders called for that purpose, either by (a) the affirmative vote of not less than two-thirds of the outstanding Shares (if such removal is approved or recommended by a vote of not less than two-thirds of the Trustees) or (b) the affirmative vote of not less than 80 percent of the outstanding Shares (if such removal is not approved or recommended by a vote of at least two-thirds of the Trustees) or
   (ii) with cause, by the vote of all of the other Trustees.

        The 1985 Plan Committee has complete discretion to determine the various key employees and officers eligible for options under the 1985 Plan, and the terms of each award. The terms and conditions of each award (including the option exercise price, vesting schedule and other terms regarding the number of Shares that may be purchased, and the manner of payment for Shares purchased) are contained in a separate option agreement with each recipient. The 1985 Plan Committee may also accelerate the time at which an option or any portion thereof may be exercised.

   EXERCISE PRICE

        The purchase price of the Shares subject to each option granted under the 1985 Plan was determined by the 1985 Plan Committee, and must have been at least 100 percent of the fair market value on the date that the option was granted. As the Shares are listed on the NYSE, fair market value is determined by reference to the closing sales price.

   PAYMENT OF EXERCISE PRICE

        The exercise price of an option may be paid by the holder in cash, in Shares valued at fair market value, or by a promissory note payable to the Trust containing such terms and conditions as may be prescribed by the 1985 Plan Committee. Generally, the 1985 Plan Committee has permitted exercising holders to pay the exercise price with recourse notes secured by all of the Shares issuable on exercise of the option. The loans have had a term of five years, with interest payable quarterly and principal payable in full at the end of the loan term. The per annum interest rate has been set at the lesser of (i) the Trust's then borrowing rate or (ii) the Trust's then annual dividend rate on the Shares acquired pursuant to the option divided by the purchase price of such Shares.

   EXERCISABILITY; TRANSFERABILITY; TERMINATION; EXERCISE FOLLOWING DEATH OR OTHER TERMINATION OF EMPLOYMENT

        Options are not exercisable during the first year following the date of grant. However, the 1985 Plan Committee has the ability to modify any option to provide that it is exercisable during such period. Options are exercisable in whole or in part.

        All options granted under the 1985 Plan are non-transferable. During an option recipient's lifetime, only the option recipient may exercise options granted under the 1985 Plan. Thereafter, the personal representative of the option recipient, or other person authorized by the option recipient's will or by the law of descent and distribution, may exercise the options granted under the 1985 Plan.

        All options under the 1985 Plan expire after ten years from the date of grant. In addition, options issued under the 1985 Plan expire upon the earlier of: (i) in the case of an option recipient who is "disabled" as defined in Section 105(d)(4) of the Internal Revenue Code of 1954, as amended, one year from the option recipient's termination of employment for any reason other than death; (ii) three months after the option recipient's termination of employment for any reason other than death; and (iii) one year after the option recipient's death.

        The 1985 Plan Committee may provide in a recipient's option agreement that the option terminates immediately upon termination of employment.

        The 1985 Plan Committee may also provide in a recipient's option agreement that an option cannot be exercised after the merger or consolidation of the Trust into another corporation, the exchange of all or substantially all of the assets of the Trust for the securities of another corporation, the acquisition by another corporation of 80 percent or more of the Trust's then outstanding Shares or the liquidation or dissolution of the Trust. If the agreement so provides, then the 1985 Plan Committee may also provide that the stock option shall be exercisable for some period of time prior to such event.

   AMENDMENT OF THE 1985 PLAN

        The 1985 Plan could have been amended, in whole or in part, or otherwise modified, suspended or terminated by the Trust's Board of Trustees. The Trust's Board of Trustees terminated the 1985 Plan on March 23, 1989.

   ANTIDILUTION PROVISIONS

        The number of Shares authorized to be issued under the 1985 Plan and subject to outstanding options (and the purchase or exercise price thereof) shall be adjusted by the 1985 Plan Committee to prevent dilution or enlargement of rights in the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of Shares.

   OTHER

        The 1985 Plan is not subject to ERISA, and is not qualified within the meaning of Section 401(a) of the Code.

                      CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a brief summary of the principal federal income tax consequences of awards under the 1983 and 1985 Plans based upon current federal income tax laws. This summary assumes that all persons who currently hold options granted under one of the Plans, or who hold Shares issued pursuant to an option granted under one of the Plans and covered by this Prospectus, are currently Trustees, officers or employees of the Trust. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

        An optionee will not recognize taxable income upon the grant or exercise of an Incentive Stock Option. However, some optionees may be subject to the "alternative minimum tax," and the amount by which the fair market value of the Shares on the date of exercise exceeds the exercise price for the Shares generally will be added to such optionee's income for purposes of calculating his or her alternative minimum taxable income. If an optionee disposes of Shares acquired through the exercise of an Incentive Stock Option within one year of receipt (and within two years after the date of grant of the option), the difference between the exercise price and the fair market value will be taxable ordinary income to the optionee. If the optionee satisfies the holding requirements of Incentive Stock Options, he or she will be taxed only when the Shares are sold, and such tax will be at the capital gains rate.

        The Trust will not receive any tax deduction on the exercise of an Incentive Stock Option or, if the holding requirements are met, on the sale of the underlying Shares. If there is a disqualifying disposition (i.e., one of the holding requirements is not met), the optionee will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Trust will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the optionee. The tax will generally be imposed on the difference between the fair market value of the Shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Trust.

        If Non-Qualified Options are granted to an optionee, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the optionee must pay tax on ordinary income equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. The Trust will receive a commensurate tax deduction at the time of exercise. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Trust.

         Options granted to non-employee Trustees will receive the same federal income tax treatment as other Non-Qualified Options.

                       RESTRICTIONS ON RESALE OF THE SHARES

        The provisions of the 1983 Plan and 1985 Plan do not impose restrictions upon participants on the resale of Shares acquired upon the exercise of options. However, the federal securities laws may impose certain restrictions on a participant's ability to resell these Shares.

   SECTION 16(b)

        Under Section 16(b) of the 1934 Act, an executive officer or Trustee of the Trust will be liable to the Trust for any "short-swing profit" he or she realizes from either (i) a purchase of Shares followed by the sale of Shares within less than six months, or (ii) a sale of Shares followed by the purchase of Shares within less than six months. The motive or intent of the officer or Trustee are irrelevant, and no proof of abuse of inside information is required. Further, the Shares sold need not be the same

   Shares purchased within a period of six months. Consequently, an executive officer or a Trustee will generally not be able to sell any of his or her Shares during the period of six months after any date on which he or she has purchased Shares.

        Under Rule 16b-6(b), the exercise of an option is not considered a purchase so long as the option is in-the-money at the time of exercise.

        An executive officer may also exercise an Incentive Stock Option granted under the 1983 Plan or a Non-Qualified Option granted under the 1985 Plan, and pay the applicable exercise price by surrendering previously owned Shares. The surrender of previously owned Shares to the Trust as payment of the exercise price for an option will not be treated as a sale of the previously owned Shares.

        Section 16(b) of the 1934 Act is quite complex. Executive officers and Trustees may, accordingly, wish to consult with a securities attorney as to the potential impact of Section 16(b) with respect to awards made under the 1983 Plan and 1985 Plan, and with respect to their reporting responsibilities under Section 16(a) of the 1934 Act.

                            INFORMATION ABOUT THE TRUST

        The Trust is subject to the informational requirements of the 1934 Act and, accordingly, files annual and quarterly reports and other information with the Commission. Pursuant to the requirements of the Securities Act of 1933 ("1933 Act"), the Trust has also filed a Registration Statement on Form S-8 with the Commission with respect to the offering of its Shares under the 1983 Plan and 1985 Plan.

        The following documents, which the Trust has filed with the Commission, are incorporated by reference in this Prospectus:

             (a) The Trust's Annual Report on Form 10-K for the year ended December 31, 1993, and the audited financial statements for the Trust included therein.

             (b) The Trust's Quarterly Report on Form 10-Q for the three months ended March 31, 1994.

             (c) The Trust's Quarterly Report on Form 10-Q for the three months ended June 30, 1994.

             (d) All other reports filed by the Trust pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the quarter covered by the Quarterly Report on Form 10-Q referred to in (c) above.

             (e) The description of the Trust's Shares contained in the Registration Statement on Form 8-A (Registration No. 1-7533), filed with the Commission on December 7, 1984, as amended on December 13, 1984.

        All documents subsequently filed by the Trust with the Commission pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Prospectus will also be deemed to be incorporated by reference into this Prospectus. Each document incorporated into this Prospectus by reference shall be deemed to be a part of this Prospectus from the date of the filing of such document with the Commission until the information therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Prospectus.

        The Trust will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any of the documents that have been incorporated herein by reference. Requests should be directed to the office of Mary Jane Morrow, Senior Vice President, Finance and Treasurer, Federal Realty Investment Trust, 4800 Hampden Lane, Suite 500, Bethesda, Maryland 20814. The telephone number is
   (301) 652-3360.

                               SELLING SHAREHOLDERS

        The Shares offered hereby, or which may be offered hereby, are offered for the account of 40 optionees under the Plans. These 40 potential Selling

   Shareholders include several "affiliates" of the Trust, as defined in Commission Rule 405, promulgated under the 1933 Act, and at least one individual that holds "restricted securities" as defined in Commission Rule 144(a)(3), promulgated under the 1933 Act. The following optionees under the Plans are affiliates of the Trust:



                                 Shares Owned as
                                 of July 31, 1994      Shares Subject to        Shares Acquired Through
                Name/Title             (1)          Options Under the Plans       Option Exercise (2)
                                                         1983         1985          1983           1985


           Steven J. Guttman         512,103            17,500          -          29,402           -
           President/CEO of
           the Trust

           Ronald D. Kaplan           71,187            31,162          -          8,838            -
           Vice President,
           Capital Markets

           Catherine R. Mack          61,440            14,000          -          6,000            -
           Vice President,
           General Counsel

           Mary Jane Morrow           89,414             9,122          -          4,878            -
           Senior Vice
           President, Finance
           & Treasurer

           Hal S. Vasvari             97,626             5,122        8,000        4,878          6,741
           Executive Vice
           President,
           Management


                                      - 17 -

                                 Shares Owned as
                                 of July 31, 1994      Shares Subject to        Shares Acquired Through
                Name/Title             (1)          Options Under the Plans       Option Exercise (2)
                                                         1983         1985          1983           1985

           Cecily A. Ward             28,275            13,500          -            -              -
           Vice President,
           Controller

           Robert S. Wennett          83,333               244          -          14,756           -
           Senior Vice
           President,
           Acquisitions

           A. Cornet de Ways          23,826             3,000          -          6,500            -
           Ruart
           Trustee

           Dennis Berman            450,574(3)           7,500          -            -              -
           Trustee

           Arnold M.                  36,041            15,000          -            -              -
           Kronstadt
           Trustee

           Samuel J. Gorlitz         139,811            12,000          -            -              -
           Trustee

           Walter F. Loeb             9,274              2,500          -            -              -
           Trustee

           Donald H. Misner           25,891            15,000          -            -              -
           Trustee


   (1) Includes Shares beneficially owned as of July 13, 1994, and Shares that may be acquired within 60 days of July 31, 1994.

   (2)  Includes only Shares offered pursuant to this Prospectus.

   (3) Includes 200,000 Shares for which Mr. Berman has voting rights pursuant to a Voting Trust Agreement.

        The following non-affiliates may offer restricted securities through the use of this Prospectus:




                                              Shares
                                           Owned as of
                                             July 31,      Shares Subject to      Shares Acquired Through
                     Name/Title            1994 (1)(2)  Options Under the Plans       Option Exercise
                                                              1983         1985        1983         1985


           Sharon Burillo/Property            1,608             750         750         -             -
           Manager

           Jeanne Connor/Vice President-      55,177         10,000       7,000         -           3,000
           Leasing

           Henry Cox/Leasing Agent            11,833          6,500         -           -             -

           Gareth Evans/Assistant General     17,015         12,500         -           -             -
           Counsel

           Nathan Fishkin/Vice President-     57,392         10,000       5,000         -           2,000
           Special Projects

           Joseph Flood/Leasing Agent         6,487           1,500       1,500         -             -

           Margaret Fowler/Director Human     7,108           1,750                   2,000           -
           Resources

           Curtis Furgason/Vice               16,228          8,250       1,500         -             -
           President-Property Management




                                      - 20 -

                                              Shares
                                           Owned as of
                                             July 31,      Shares Subject to      Shares Acquired Through
                     Name/Title            1994 (1)(2)  Options Under the Plans       Option Exercise
                                                              1983         1985        1983         1985

           Charles Garner/Director-           11,437          1,500         -         6,000           -
           Acquisitions

           Jack Heinemann/Vice President-     28,504         10,000       2,000         -             -
           Development

           Nancy Herman/Environmental         3,699           2,000         -           -             -
           Attorney

           Jesse Herron/Senior Property       5,749             750         750         -           2,250
           Manager

           James Holsopple/Property           1,410             750         -           -             -
           Manager

           Kathy Klein/Vice President-        13,862          7,000         -           -             -
           Corporate Communications

           Burneil Lindquist/Development      1,927           1,000         750         -             -
           Project Manager

           Kristine Lopes/Leasing Agent       5,423           2,000       1,500         -             -

           Paul Mackie/Director Tenant        13,033          7,000       1,500         -             -
           Coordination

           Nan Padgett/Property               18,070          6,500       4,000         -             -
           Controller

           Carol Patterson/Assistant to       12,853          8,500         -           -             -
           the President



                                      - 21 -

                                              Shares
                                           Owned as of
                                             July 31,      Shares Subject to      Shares Acquired Through
                     Name/Title            1994 (1)(2)  Options Under the Plans       Option Exercise
                                                              1983         1985        1983         1985

           Debra Rademacher/Accounting        6,241           3,500         -           -             -
           Manager

           Vickie Ralls/Office Manager        3,513           1,000         -         1,000           -
           Margaret Small/Paralegal           3,834           1,000       2,500         -             -

           Kristine Warner/Coordinator        4,475           2,250         -           -             -
           Corporate-Communications

           Helene Watterson/Paralegal         5,755           2,000       2,250         -             -

           Nancy Wight/Director Property      4,240           2,500         -           -             -
           Administration

           William C. Yowell, Jr./Former      20,671            -           -         13,000          -
           Trustee


   (1) Includes Shares beneficially owned as of July 31, 1994, and Shares that may be acquired within 60 days of July 31, 1994.

   (2) Includes Shares held under the Trust's 401(k) plan as of March 31, 1994, as more current information is not available at this time.

        In addition, certain unnamed non-affiliates who hold less than 1,000 Shares issued under options granted under the 1983 Plan may reoffer restricted Shares through the use of this Prospectus.

                               PLAN OF DISTRIBUTION

        It is expected that the Selling Shareholders will sell their respective Shares pursuant to this Prospectus from time to time. Sales will be made at prices obtainable at the time of sale. The Selling Shareholders may place sell orders with brokers of their choice, and usual and customary brokerage fees may be paid by the Selling Shareholders in connection with such sales. Whether such sales will be made and the timing and amount of any sale is discretionary with each Selling Shareholder.

        The Company has agreed to supply the Selling Shareholders with reasonable quantities of Prospectuses and the Selling Shareholders shall in all cases be responsible for complying with the prospectus delivery requirements of section 5(b)(2) of the 1933 Act with respect to sales of Shares made by them.

                                  USE OF PROCEEDS

        The Trust will not receive any of the proceeds from the sale of the Shares offered under this Prospectus by the Selling Shareholders. The Trust will, however, receive the exercise price of any options exercised under the 1983 and 1985 Plans, which it will use for working capital.

                                     EXPERTS

        The consolidated financial statements and schedules included in the Trust's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1993 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports dated February 14, 1994, of Grant Thornton, independent accountants, and upon the authority of said firm as experts in auditing and accounting.

                                  INDEMNIFICATION

        The Trust's Third Amended and Restated Declaration of Trust provides in substance that no Trustee or officer of the Trust is personally liable to the Trust or to any other person with respect to the Trust, except for his or her own bad faith, willful misconduct, gross negligence or reckless disregard of duties, or failure to act in good faith in the reasonable belief that his or her action was in the best interests of the Trust. The Trust indemnifies and holds harmless each Trustee and officer against all claims, liabilities and expenses in connection with the defense or disposition of any lawsuit threatened or brought by reason of his or her office, except as to any matter for which he or she is personally liable as stated above.

        The indemnification described in the preceding paragraph may include indemnification against liabilities arising under the 1933 Act. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to Trustees, officers, or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.